UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 21, 2011

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed by Southside Bancshares, Inc. (the “Company”) on April 27, 2011 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the Company’s 2011 Annual Meeting of Shareholders held on April 21, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Board of Directors (the “Board”) regarding how frequently it will conduct non-binding, advisory votes on the compensation of the Company’s named executive officers (“Say-on-Pay”). No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original 8-K, at the 2011 Annual Meeting, the Company’s shareholders selected, on a non-binding, advisory basis, a triennial vote for the frequency at which the Company should include a Say-on-Pay vote in its proxy statement for shareholder consideration. In light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-on-Pay votes every three years until the next required non-binding, advisory vote on the frequency of such votes, which is required to be held no later than the Company’s 2017 Annual Meeting of Shareholders.  As a result, the next Say-on-Pay vote is scheduled to be held at the Company’s 2014 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: June 8, 2011	By:	/s/ LEE R. GIBSON
Lee R. Gibson, CPA
Senior Executive Vice President and Chief Financial Officer